News Release
Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700

Brunswick Corporation Announces Leadership Transition

David Foulkes to retire from Brunswick as Chief Executive Officer and Chairman of the Board at the end of 2026;

Aine Denari appointed as Chief Executive Officer effective January 1, 2027;

Lead Independent Director, David Everitt will become Non-Executive Chairman

METTAWA, Ill. Sept. 21, 2026 - Brunswick Corporation (NYSE: BC), the global leader in marine manufacturing and technology, today announced that Executive Chairman of the Board of Directors & Chief Executive Officer David Foulkes, will retire from Brunswick at the end of the year. Aine Denari, currently Executive Vice President and President, Navico Group, and Brunswick Chief Technology Officer has been appointed Chief Executive Officer and will join the Brunswick Board of Directors effective January 1, 2027. David Everitt, currently Brunswick Lead Independent Director, will assume the role of Non-Executive Chairman also effective January 1, 2027.

“It has been the greatest honor and privilege of my professional life to lead Brunswick Corporation as CEO for the last eight years,” said Foulkes. “With the best leadership team in our industry and the hard work and support of our thousands of committed and talented global employees, we have built the world’s largest and most innovative marine technology company and have outperformed the market and delivered strong shareholder returns through a prolonged period of external turbulence.”

Foulkes has had a distinguished two-decade career at Brunswick, including service as the Company’s Chairman since February 2025 and Chief Executive Officer since January 2019, leading Brunswick through one of the most successful and transformational periods in its history. Prior to his appointment as Chief Executive Officer, Foulkes served as the Company’s first Chief Technology Officer and ran Brunswick’s Boat Group and financial services businesses, which later became the core of Business Acceleration. His first role with Brunswick was as Vice President of Product Development in the Mercury Marine division, leading the development of the range of outboard, sterndrive, and diesel engines, and advanced controls that now form the core of Mercury Marine’s industry-leading product line-up.

“I am very proud of the exceptional organization we have built, the rich culture we have cultivated, and the leadership position we have earned across the recreational marine industry,” said Foulkes. “With the support of my colleagues, I have achieved much of what I set out to do as Brunswick CEO. I am especially grateful to the Senior Management Team, whose individual and collective leadership I consider exceptional and among the strongest in any industry. I also want to thank my family, especially my wife Gillian, whose unwavering support made my professional achievements possible.”

Foulkes continued, “One of the most important duties of the CEO is to work with the Board to prepare a successor. I believe the time is right for a transition, and I am extremely confident that Aine is the right person to lead Brunswick on the next stage of its journey. Aine’s broad skill set as a business and technology leader, her strong commitment to Brunswick’s employees and partners, her deep understanding of the marine industry and her ability to deliver financial results will position Brunswick for continued success. I look forward to working with Aine to ensure the smoothest possible transition.”

Denari is a seasoned leader with over 30 years of experience across automotive, mobility, industrial and manufacturing businesses. In 2024, as part of Brunswick’s robust talent development and rotation process, Denari moved into a dual role as President of Navico Group and Brunswick Chief Technology Officer, further broadening her marine, technology, and enterprise leadership experience. In these roles, she helped drive Navico Group market share gains, strong financial performance, and new product innovation from brands such as Lowrance and Simrad including AutoCaptain, the market’s first fully integrated autonomous boat docking solution. She joined Brunswick in 2020 as Executive Vice President and President of Brunswick Boat Group, leading the business through dynamic market conditions while launching new and award-winning boat models and brands and delivering strong financial results. Denari also serves as a director of Masco Corporation. Her experience spans multiple industries, geographies, and customer channels, and she is well positioned to build on Brunswick’s legacy of advanced technology, product leadership, and continuous improvement.

Denari brings deep engineering expertise and business leadership experience, supported by advanced degrees in engineering and business as well as executive education from several globally recognized institutions, including Stanford, Northwestern, Purdue, the University of Detroit Mercy, and University College Dublin.

“I am thrilled to be appointed CEO of Brunswick Corporation, an exceptional company with a proud legacy, and I look forward to building on its strong foundation,” said Denari. “I thank Dave and the Board for their confidence and trust, and I am committed to a seamless transition. As we move forward, we will continue to execute the strategy outlined at our 2026 Investor Day and build on our strong momentum to deliver transformational growth. I deeply believe in our Next Never Rests culture of continuous improvement and am excited to help lead the next generation of innovative, technology-enabled solutions that make boating easier and more enjoyable. We will continue to strengthen our industry-leading portfolio of marine products while advancing our position as a technology leader in the marine industry. I look forward to working with our Board and leadership team to support and develop our award-winning global workforce of 14,500 employees, while continuing to create long-term value for our shareholders and all stakeholders”

Everitt commented, “This leadership transition is the culmination of the Board’s robust and thoughtful succession planning process leveraging the Company’s talent development work. On behalf of the entire Board, our employees, customers, and shareholders, I thank Dave for his remarkable service and his commitment to ready the next generation of Brunswick leaders and maintain an award-winning culture. We are confident Aine is the ideal next CEO for Brunswick, and we are excited to work with her as she leads the Company forward to deliver its next phase of growth and success.”

About Brunswick Corporation:

Brunswick Corporation (NYSE: BC) is a global leader in marine recreation, delivering innovation that transforms experiences on the water and beyond. Its technology-driven solutions are informed by deep consumer insights and guided by the belief that “Next Never Rests™.” Brunswick is home to more than 60 industry-leading brands across marine propulsion (including Mercury Marine), parts and accessories (including Attwood), and marine electronics (including Simrad and Lowrance), as well as boat brands including Boston Whaler, Sea Ray, Bayliner, Lund, and Harris. Headquartered in Mettawa, Illinois, Brunswick has approximately 14,500 employees operating in 26 countries. Learn more at Brunswick.com.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “will,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including rising interest rates, and the amount of disposable income consumers have available for discretionary spending; changes to trade policy and tariffs, including retaliatory tariffs; fiscal and monetary policy changes; adverse capital market conditions; changes in currency exchange rates; competitive pricing pressures; higher energy and fuel costs; managing our manufacturing footprint and operations; loss of key customers; international business risks, geopolitical tensions or conflicts, sanctions, embargoes, or other regulations; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; adverse weather conditions, climate change events and other catastrophic event risks; our ability to develop new and innovative products and services at a competitive price; absorbing fixed costs in production; our ability to meet demand in a rapidly changing environment; public health emergencies or pandemics; our ability to successfully implement our strategic plan and growth initiatives; attracting and retaining skilled labor, implementing succession plans for key leadership and executing organizational and leadership changes; our ability to integrate acquisitions and the risk for associated disruption to our business; the risk that restructuring or strategic divestitures will not provide business benefits; our ability to identify and complete targeted acquisitions; maintaining effective distribution; dealer and customer ability to access adequate financing; inventory reductions by dealers, retailers, or independent boat builders; requirements for us to repurchase inventory; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which have affected and could further affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; our ability to protect our brands and intellectual property; an impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal, environmental, and other regulatory compliance, including increased costs, fines, and reputational risks; risks associated with joint ventures that do not operate solely for our benefit; changes in income tax legislation or enforcement; managing our share repurchases; and risks associated with certain divisive shareholder activist actions.
Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2025 and in subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release.

Contact Data:
Lee Gordon
Chief Communications Officer
M: (904) 860-8848
O: (847) 735-4003